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                                                                   EXHIBIT 10(g)
                                AMENDMENT NO. 5
                                     TO THE
                             H&R BLOCK SUPPLEMENTAL
                   DEFERRED COMPENSATION PLAN FOR EXECUTIVES

         H&R BLOCK, INC. (the "Company") adopted the H&R Block Supplemental Deferred Compensation Plan for Executives (the "Plan") effective as of May 1, 1994. The Company amended said Plan by Amendment No. 1 effective September 7, 1994; by Amendment No. 2 effective August 1, 1995; by Amendment No. 3 effective December 11, 1996; and by Amendment No. 4, effective January 1, 1998. The Company continues to retain the right to amend the Plan, pursuant to action by the Company's Board of Directors. The Company hereby exercises that right. This Amendment No. 5 is effective as of January 1, 1997.

                                   AMENDMENT

         1. Section 4.3.1 of the Plan, as previously amended, is further amended by replacing it with the following new Section 4.3.1:

                 "4.3.1   Valuation Upon Retirement, Death, Continued
         Employment After Reaching the Age of 75, Disability or Termination of Employment with all Affiliates as a Result of a Change in Control. If a Participant (i) terminates employment with all Affiliates (a) before Normal Retirement Date or Early Retirement Date as a result of a Change of Control, or (b) at or after Normal Retirement Date or Early Retirement Date, (ii) continues employment after reaching the Age of 75 and has completed ten (10) Years of Service, or (iii) dies prior to the termination of employment, his or her Account shall be valued for purposes of determining benefit payments under Article 6 as of the first Business Day of the calendar month which immediately follows the calendar month in which the termination of employment, the seventy-fifth birthday or the death occurs, as described in Section
         4.2. If a Participant is Disabled, his or her Account shall be valued for purposes of determining benefit payments under Article 6 as of the first Business Day of the first calendar month that immediately follows the later of (i) the calendar month in which his or her Early Retirement Date occurs, or (ii) the calendar month in which the last day of the 90-day period referenced in Section 4.1.3 occurs. Except for distributions in the form of a lump sum and distributions pursuant to Section 6.6.2, a Participant's Account shall be valued on the first Business Day of each calendar year following the calendar year in which benefit payments commence, as described in Section 6.4.2."

         2. Section 6.1 of the Plan is amended by replacing it with the following new Section 6.1:

                 "Section 6.1     Payments After Termination of Employment.
         Generally,






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         payments of benefits to a Participant shall be made by the Company only upon the termination, voluntary or involuntary, of the Participant's employment with all Affiliates, except where (i) a Participant is Disabled, (ii) the provisions of Section 6.2.2 apply, or (iii) the provisions of Section 6.7 apply."

         3. Section 6.2 of the Plan, as previously amended, is further amended by replacing it with the following new Section 6.2:

                 "Section 6.2     Form of Benefits Upon Retirement, Disability
or Continued Employment After Reaching the Age of 75.

                          6.2.1 Retirement or Disability. Payments from the Account shall be made in accordance with the Standard Form of Benefit for Participants who terminate employment on or after Normal Retirement Date or Early Retirement Date or are Disabled. However, no less than 13 months prior to such termination of employment, the Participant may petition the Committee for, and the Committee may approve at such time, an optional form of benefit.

                          6.2.2 Continued Employment After Reaching the Age of 75. If a Participant reaches the Age of 75 while in the employ of an Affiliate, and had completed ten (10) Years of Service, payment of benefits shall commence in the first pay period of the first calendar quarter that begins at least forty-five (45) days after the date on which the Participant reaches the Age of 75. Payments from the Account shall be made in accordance with the Standard Form of Benefit.
                 However, no less than 13 months prior to the date on which the Participant reaches the Age of 75, the Participant may petition the Committee for, and the Committee may approve at such time, an optional form of benefit.

                          6.2.3 Lump-Sum Payment. Notwithstanding any other provisions of the Plan, a Participant who terminates employment on or after Normal Retirement Date or Early Retirement Date, and a Participant who reaches the Age of 75 while in the employ of an Affiliate may, at any time before or after a Change of Control, as defined in Section 10.2, elect to receive an immediate lump-sum payment of the aggregate of the balances of said Participant's Accounts reduced by a penalty, which shall be forfeited to the Company, in lieu of payments in accordance with the Standard Form of Benefit or such optional form of benefit as may have previously been approved by the Committee under this Section 6.2.3. The penalty shall be equal to ten percent (10%) of the aggregate of the balances of such Accounts if the election is made before a Change in Control and shall be equal to five percent (5%) of the aggregate of the balances of such Accounts if the election is made after a Change of Control. However, the



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         penalty shall not apply if the Committee determines, based on advice of counsel or a final determination or ruling by the Internal Revenue Service or any court of competent jurisdiction, that by reason of the provisions of this paragraph any Participant has recognized or will recognize gross income for federal income tax purposes under this Plan in advance of payment to the Participant of Plan benefits. The Company shall notify all Participants of any such determination by the Committee and shall thereafter refund all penalties which were imposed hereunder in connection with any lump-sum payments made at any time during or after the first year to which the Committee's determination applies (i.e., the first year for which, by reasons of the provisions of this paragraph, gross income under this Plan is recognized for federal income tax purposes in advance of payment of benefits). Interest compounded annually shall be paid by the Company to the Participant (or the Participant's Beneficiary if the Participant is deceased) on any such refund from the date of the Company's payment of the lump sum at an annual rate equal to the rate of one-year United States Treasury notes in effect as of September 30 of the Plan Year immediately prior to the Plan Year in which such refund is paid, as published by Salomon Brothers, Inc., or any successor thereto, or as determined by the Chief Financial Officer of the Company. The Committee may also reduce or eliminate the penalty if it determines that the right to elect an immediate lump-sum payment under this paragraph, with the reduced penalty or with no penalty, as the case may be, will not cause any Participant to recognize gross income for federal income tax purposes under this Plan in advance of payment to the Participant of Plan benefits."

         4. Section 6.6.1 of the Plan, as previously amended, is further amended by replacing the phrase "Section 6.2" in the last sentence of said Section with the phrase "Section 6.2.3".

         5. Section 9.1 of the Plan, as previously amended, is further amended by replacing all references to "Section 6.2" in the last sentence thereof with the phrase "Section 6.2.3".

         6. Except as modified in this Amendment No. 5, the Plan, as previously amended, shall remain in full force and effect, including the Company's right to amend or terminate the Plan as set forth in Article 9 of the Plan.

                                H&R BLOCK, INC.


                                By:   /s/ Frank L. Salizzoni
                                   ------------------------------------------

                                Its: President and Chief Executive Officer
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